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                                                                   Exhibit 10.13

                             EARNEST MONEY CONTRACT
                    (1111 GILLINGHAM LANE, SUGAR LAND, TEXAS)

THIS EARNEST MONEY CONTRACT ("CONTRACT") is entered into by and between SUNTRON GCO, LP, a Texas limited partnership ("SELLER"), and GSL INDUSTRIAL PARTNERS, L.P., a Texas limited partnership, and/or its assigns ("BUYER"), on the terms set forth below.

1. PURCHASE AND SALE. For the Sales Price as defined below and subject to the terms and conditions of this Contract, Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the "Property," as hereinafter described.

2. PROPERTY. The "PROPERTY" consists of approximately 36 acres of real property located in Sugar Land, Fort Bend County, Texas, including thereon an industrial building (with office space) of approximately 487,550 square feet in size, plus an additional approximately 7.5 acres of undeveloped real property, all located at 1111 Gillingham Lane, Sugar Land, Texas 77478, and as such real property is more particularly described on EXHIBIT "A" attached hereto and made a part hereof for all purposes, together with the other property and rights described on ADDENDUM I attached hereto. The metes and bounds description determined by the survey of the Property under
     Section 7 hereof will replace EXHIBIT "A" describing the perimeter boundaries of the Property if the survey differs from EXHIBIT "A".

3. LEASE. The closing of the sale and purchase hereunder (the "CLOSING") shall be conditioned upon the execution by Seller, as the "Tenant," and Buyer, as the "Landlord," of the Industrial Triple Net Lease attached hereto as EXHIBIT "C" (collectively, the "LEASE"), the term of which Lease shall commence on the date of Closing, and (ii) an "EXISTING MORTGAGEE SNDA AGREEMENT" (herein so called) in favor of Buyer's lender which complies with the requirements of Paragraph 20 of the Lease for any SNDA Agreement as described therein (which Existing Mortgagee SNDA Agreement will be attached to the Lease as the Exhibit "F" called for therein).

4. SALES PRICE. The Buyer will pay the Seller the amount of NINETEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($19,300,000) ("SALES PRICE") in cash at Closing, subject to adjustment as may be set forth herein.

5. EARNEST MONEY AND INDEPENDENT CONSIDERATION. Within three (3) business days after the full execution of this Contract by both Seller and Buyer, Buyer shall deposit FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) as "EARNEST MONEY" with the "Title Company," as hereinafter defined ("ESCROW AGENT"). The Earnest Money will be deposited in a federally insured, market rate, interest-bearing account chosen by Escrow Agent. At Closing, the Earnest Money and any interest earned thereon will be applied to the Sales Price. Notwithstanding any provision of this Contract to the contrary, a portion of the Earnest Money in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) shall be non-refundable and shall be distributed to Seller at the Closing or other termination of this Contract (other than a termination resulting from Seller's breach of


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     this Contract), as full payment and independent contract consideration for
     Seller's performance under this Contract.

6. TITLE POLICY. Seller will furnish to Buyer, at Seller's expense, an Owner Policy of Title Insurance (the "TITLE POLICY") issued by Chicago Title Insurance Company, 5858 Westheimer, Suite 301, Houston, Texas 77057 (the "TITLE COMPANY"), in the amount of the Sales Price, dated at or after Closing, insuring Buyer against loss under the provisions of the Title Policy, subject only to those title exceptions permitted by this Contract, or as may be approved by Buyer in writing, and the standard printed exceptions contained in the promulgated form of the Title Policy; provided however that: (a) the exception as to area and boundaries will be deleted except for any shortages in the area at the expense of Buyer; (b) the exception as to restrictive covenants will be endorsed "None of Record" except to the extent that any restrictive covenants are permitted by this Contract or may be approved by Buyer in writing; and (c) Buyer, and not Seller, shall be responsible for the costs of any other endorsements to the Title Policy required by Buyer or any third-party lender of Buyer. Within ten (10) days after the Effective Date, Seller will furnish Buyer a commitment for Title Insurance (the "COMMITMENT"), including legible (or best available) copies of all recorded documents evidencing title exceptions. Seller authorizes the Title Company to deliver the Commitment and related documents to Buyer at Buyer's address. Buyer will have the rights in connection with the review of the Commitment as described on ADDENDUM II attached hereto.

7. SURVEY. Within twenty (20) days following the Effective Date, Seller shall, at Seller's cost, have prepared by a Texas registered land surveyor, and deliver to Buyer, three (3) originals of a current ALTA, Category 1A, Condition II, as-built survey of the Property ("SURVEY") and metes and bounds field note description thereof, properly certified to Seller, Buyer, the Title Company and Buyer's lender, if any, and in form sufficient to permit deletion of the "survey exception" from the Title Policy and as further described on ADDENDUM II hereof. Buyer will have the rights in connection with the review of the Survey as described on ADDENDUM II attached hereto.

8. INSPECTIONS, FEASIBILITY STUDIES AND FINANCING. Buyer shall have a period from the Effective Date until the later to occur of (a) sixty (60) days following the Effective Date, or (b) twenty (20) business days following Seller's receipt of written notice from Seller certifying that Seller has obtained the consent to sell the Property from Seller's Lender (as such term is hereinafter defined), in which to conduct Buyer's review of the Property (such period being hereinafter referred to as the "INSPECTION PERIOD"). Buyer may complete or cause to be completed inspections, investigations and testing of the Property (including all improvements and fixtures) (hereinafter referred to collectively as the "INSPECTIONS") by representatives of Buyer's choice. Inspections may include, but are not limited to, those items described in paragraph 1 of ADDENDUM III attached hereto. Seller will permit Buyer and Buyer's representatives' access to the Property during normal business hours or such other times as Seller may approve for the purpose of conducting Inspections. Seller shall have the right and opportunity to have a representative present during all Buyer Inspections. Such Inspections shall be timed and conducted so as to minimize any impact on Seller's operations at the Property. Buyer may (but shall not be obligated to) terminate this Contract by written notice thereof (the "INSPECTION NOTICE")


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     to Seller at any time on or before the expiration of the Inspection Period, if, in Buyer's sole and absolute discretion, Buyer decides not to consummate the purchase of the Property contemplated hereby. In such event, then this Contract will be deemed to have terminated as of the date of such notice. If, in Buyer's sole and absolute discretion, Buyer determines that Buyer desires to consummate the purchase of the Property contemplated hereby, then Buyer will give written notice thereof (the "CLOSING NOTICE"), to Seller on or before the expiration of the Inspection Period. In the event that Buyer timely gives Seller the Closing Notice, Buyer will be deemed to have waived any objection with respect to the inspections, studies and assessments under this Section 8, and this Contract will proceed to Closing, subject to all other terms of this Contract. If Buyer does not give Seller the Closing Notice on or before the expiration of the Inspection Period and has not previously terminated this Contract by written notice to Seller, then this Contract will be deemed to have terminated as of the expiration of the Inspection Period. In either of such events terminating the Contract, within three (3) business days following written request from Buyer to the Escrow Agent without joinder by Seller, the Escrow Agent shall return the Earnest Money and all interest earned thereon to Buyer, less the $100 independent contract consideration described in Section 5 to be delivered to Seller. Buyer's right to undertake the Inspections shall be subject to the following terms and conditions:

     (a) The Inspections shall be conducted by Buyer and Buyer's representatives at Buyer's sole cost and expense.

     (b) Buyer shall promptly repair any damage to the Property resulting from the actions of Buyer or Buyer's representatives in connection with the Inspections.

     (c) Buyer and Buyer's representatives shall (1) comply with all laws applicable to the Inspections and all other activities undertaken by Buyer and Buyer's representatives in connection therewith; and (2) take all actions and implement all protections reasonably necessary to ensure that all actions taken by Buyer or Buyer's representatives in connection with the Inspections, and the equipment, materials and substances generated, used or brought onto the Property pose no threat to the safety or health of persons or the environment, and cause no damage to the Property.

     (d) Buyer shall keep the Property free of any lien or encumbrance arising as a result of the actions of Buyer or Buyer's representatives in connection with the Inspections, including, without limitation, liens for services, labor or materials furnished in connection with the Inspection, and to cause any such liens or encumbrances to be immediately removed of record.

     (e) Buyer shall indemnify Seller and hold Seller harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable and actual attorneys' fees and disbursements), suffered or incurred by Seller and caused by or resulting in any manner from (1) Buyer's and/or Buyer's representatives' entry upon the Property, (2) the Inspections or other due diligence activities conducted with respect to the


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          Property by Buyer or Buyer's representatives, (3) any liens or encumbrances filed or recorded against the Property as a consequence of the Inspection or any and all other activities undertaken by Buyer or Buyer's representatives, and/or (4) any and all other activities undertaken by Buyer or Buyer's representatives with respect to the Property.

     (f) Buyer acknowledges that all Inspections are subject to the confidentiality requirements of Section 24 of this Contract, and Buyer shall so notify all consultants providing Inspection services to Buyer.

     The provisions of this Section shall survive the Closing or the earlier termination of this Contract.

9. COMMISSION. If, as and when the Closing occurs, Seller shall pay a real estate commission to Staubach Company ("SELLER'S BROKER"), pursuant to a separate agreement between Seller and Seller's Broker. If, as and when the Closing occurs, Seller shall pay a real estate commission equal to 1.5% of the Sales Price to River Oaks Financial Group, Inc. ("BUYER'S BROKER"). Seller hereby agrees to defend, indemnify, and hold harmless Buyer, and Buyer hereby agrees to defend, indemnify and hold harmless Seller, from and against any claim by any other third parties for brokerage, commission, finder's, intermediary's or other fees relative to this Contract or the sale of the Property, and any court costs, attorney's fees or other costs or expenses arising therefrom, and alleged to be due by authorization of the indemnifying party, except that Buyer does not indemnify Seller from claims by Seller's Broker and Seller does not indemnify Buyer from claims by Buyer's Broker in excess of the amount of the commission to be paid by Seller to Buyer's Broker in accordance with the provisions of this Section
     9. The obligations of the parties under this Section shall survive the Closing or the earlier termination of this Contract.

10.  CLOSING.

     (a) The Closing will be on or before the later to occur of (i) the date that is ten (10) days following the expiration of the Inspection Period, or (ii) within seven (7) days after objections to title or survey have been cured as provided in ADDENDUM II attached hereto (the "CLOSING DATE"). If the Closing fails to occur by the Closing Date, as extended pursuant to the terms of this Contract, as a result of a default by either party, the non-defaulting party will be entitled to exercise the remedies contained in Section 15. Seller must convey title to the Property to Buyer at Closing:

          (1) With no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the Sales Price; and

          (2) With no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers, except Seller as the "Tenant" under the Lease.


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     (b)  At Closing, Seller and Buyer will each furnish, at their own expense, the items described on ADDENDUM IV attached hereto.

     (c) Buyer acknowledges that Seller's obligation to convey the Property to Buyer is expressly conditioned on Seller's obtaining the consent to such sale from the lender currently holding a deed of trust lien on the Property (the "SELLER'S LENDER"). Seller agrees to use good faith efforts to obtain the consent of the Seller's Lender no later than February 15, 2006 (the "CONSENT DATE"). If Seller is not able to obtain the consent of the Seller's Lender on or prior to the Consent Date, Buyer may grant Seller additional time in which to obtain such consent or Buyer may terminate this Contract and receive the return of the Earnest Money. Buyer agrees that so long as Seller uses good faith efforts to obtain the consent of the Seller's Lender, Seller shall not be in default under this Contract if Seller is unable to obtain such consent on or prior to the Consent Date.

          If Seller is unable to obtain such consent on or prior to the Consent Date (or such later date as may be approved by Buyer in writing), then
          (i) either party shall have the right at any time thereafter to terminate this Contract by giving written notice of intent to terminate to the other party and the Title Company (an "INTENT TO TERMINATE"), and (ii) Seller shall be obligated to reimburse Buyer for Buyer's out-of-pocket third party expenses (including, without limitation, attorneys' fees and finance commitment fees) incurred by Buyer in connection with the proposed acquisition of the Property (collectively, the "BUYER REIMBURSABLE EXPENSES"). To secure Seller's performance of its obligation to reimburse Buyer for the Buyer Reimbursable Expenses, Seller shall, within three (3) business days after the Effective Date of this Contract, deposit with the Title Company the sum of $250,000 (the "SELLER REIMBURSEMENT DEPOSIT"), to be held and disbursed by the Title Company in accordance with the provisions of this paragraph. If, on or prior to the Consent Date, Seller delivers evidence of the consent of Seller's Lender in accordance with the immediately preceding paragraph, then the Title Company shall, promptly after delivery of such evidence, release all of the Seller Reimbursement Deposit to Seller, free and clear of all rights and claims of Buyer with respect thereto.

          Upon either party's receipt of an Intent to Terminate, the Earnest Money shall be promptly refunded to Buyer, free and clear of all rights and claims of Seller with respect thereto. Further, within two
          (2) business after either party's receipt of an Intent to Terminate, Buyer shall provide Seller with a schedule of Buyer Reimbursable Expenses, indicating those expenses that have already been paid and those expenses incurred but remaining to be paid, together with invoices evidencing such expenses. Seller shall have a period of three
          (3) business days after receipt of Buyer's schedule of Buyer Reimbursable Expenses in which to review and approved such expenses, which approval shall not be unreasonably withheld. Upon approval of the Buyer Reimbursable Expenses, the Title Company shall be authorized
          (i) to reimburse Buyer in an amount equal to the Buyer Reimbursable Expenses already paid by Buyer, and (ii) to pay directly to the applicable third party the Buyer Reimbursable Expenses incurred but


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          remaining to be paid. Upon payment in full of the Buyer Reimbursable
          Expenses, the balance of the Seller Reimbursement Deposit shall be refunded to Seller, free and clear of all rights and claims of Seller with respect thereto, this Contract shall terminate and neither Buyer nor Seller shall have any further rights or obligations hereunder (except for matters expressly stated in this Contract to survive termination); provided, however, that Seller agrees that, for a period of twelve (12) months after the effective date of any termination of this Contract pursuant to the provisions of this Section 10(c), Seller shall, prior to entering into any contract, agreement or other arrangement to sell, transfer or convey all or any portion of the Property to any other person or entity, offer to sell the Property to Buyer on the same terms and conditions as set forth in this Contract, and Buyer shall have a period of ten (10) days after receipt of such offer in which to accept such offer by giving written notice of acceptance to the Seller. If Buyer accepts the offer to purchase the Property in accordance with the terms of the immediately preceding sentence, then, at the Closing of the sale of the Property by Seller to Buyer, Buyer shall reimburse Seller in an amount equal to all Buyer Reimbursable Expenses paid out of the Seller Reimbursement Deposit.

11. POSSESSION. At Closing, Seller will deliver possession of the Property to Buyer, subject to Seller's rights as "Tenant" under the Lease, in its present or required repair condition, ordinary wear and tear excepted. Any possession by Buyer prior to Closing or Seller after Closing that is not authorized by the Lease or another separate written lease agreement will establish a landlord-tenant at sufferance relationship between the parties.

12. CLOSING AND SALES EXPENSES. Closing and sales expenses are to be paid in cash at or prior to Closing:

     (a) Seller's Expenses: Releases of existing liens, including prepayment penalties and recording fees; release of Seller's loan liability; tax statements or certificates; attorney fees and other expenses related to any roll-back tax assessed against the Property solely as a result of the conveyance of the Property by Seller to Buyer; preparation of deed, bill of sale, and assignment of leases; one-half (1/2) of escrow fee; Seller's attorney's fees; other expenses stipulated to be paid by Seller under other provisions of this Contract, and all other expenses that it incurs in connection with performing its obligations under this Contract that are not provided to be paid by Buyer under paragraph (b), below.

     (b) Buyer's Expenses: All loan fees or expenses (e.g., fees for application, origination, discount, appraisal, assumption, recording, tax service, mortgagee title policies, credit reports, document preparation and the like); fees for copies and delivery of title commitment and related documents; required premiums for flood and hazard insurance; interest on all periodic installment payment notes from date of disbursements to one payment period prior to dates of first monthly payments; one-half (1/2) of escrow fee; costs of any Inspections; and Buyer's attorney's fees, other expenses stipulated to be paid by Buyer under other provisions of this Contract, and all other expenses that it incurs in connection with


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          performing its obligations under this Contract that are not provided to be paid by Seller under paragraph (a), above.

13.  PRORATIONS. The following will be prorated at Closing through the Closing
     Date: (i) current taxes on the Property, (ii) any rents relating to the Property, and (iii) utility bills and charges for water, telephone, electricity, gas and similar charges relating to the Property along with any other expenses attributable to the Property. If the amount of the ad valorem taxes for the year in which the sale is closed is not available on the Closing Date, proration of taxes will be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available. If the Property is part of a larger tract of land for ad valorem tax purposes, then the proration shall be made based upon the per square foot assessment (calculated separately for each of the land and the improvements) of the larger tract of which the Property is a part. If Buyer is assuming payment of or taking subject to any existing loan on the Property, all reserve deposits for the payment of taxes, insurance premiums, and other charges, will be transferred to Buyer by Seller and Buyer will pay to Seller the amount of such reserved deposits at Closing.

14.  CASUALTY LOSS AND CONDEMNATION.

     (a) If, prior to Closing, more than 25% of the floor area of the building located on the Property is destroyed or damaged, or more than 10% of the land area of the Property (such percentages being referred to hereinafter as a "material part") becomes subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof (a "SELLER'S NOTICE"). If, within five business days after Buyer's receipt of a Seller's Notice, Seller receives written notice from Buyer of Buyer's termination of this Contract, then Buyer shall be deemed to have terminated this Contract. If, within five business days after Seller's delivery of a Seller's Notice, Seller does not receive written notice from Buyer of Buyer's termination of this Contract, Buyer shall have waived its right to terminate this Contract under this Section 14, and the parties shall proceed to Closing, in which event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards and at Closing Buyer shall receive a credit for the amount of any deductible payable under any applicable insurance policy.

     (b) If, before Closing, less than a material part of the Property is destroyed or damaged, or becomes subject to condemnation or eminent domain proceedings, then Seller shall notify Buyer thereof, Buyer shall have no right to terminate this Contract, and the parties shall proceed with the Closing, but Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards and at Closing Buyer shall receive a credit for the amount of any deductible payable under any applicable insurance policy.

15. DEFAULT. If Buyer fails to comply with this Contract and such failure shall not be cured within five (5) business days following written notice thereof from Seller to Buyer, Buyer


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     will be in default and, in such event, Seller as its SOLE and EXCLUSIVE remedy (whether at law or equity) may terminate this Contract and Escrow Agent shall immediately pay to Seller the Earnest Money and any interest earned thereon as liquidated damages, thereby releasing the parties from any further obligations under this Contract except those which by their terms survive the Closing or the prior termination of this Contract, it being agreed that the actual damages suffered by Seller shall be extremely difficult or impossible to ascertain and that after negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Contract, the amount of the Earnest Money is a reasonable estimate of the damages that Seller would receive in the event of Buyer's default hereunder. If Seller is unable without fault to make any non-casualty repairs agreed to be made by Seller hereunder or deliver the Commitment within the time allowed, Buyer as its SOLE and EXCLUSIVE remedy (whether at law or equity) may either (a) terminate this Contract and receive the Earnest Money and any interest earned thereon, thereby releasing the parties from any further obligations under this Contract except those which by their terms survive the Closing or the prior termination of this Contract, or (b) extend the time for performance by Seller up to fifteen (15) days and the Closing Date will be extended as necessary. If Seller fails to comply with this Contract for any other reason and such failure shall not be cured within five (5) business days following written notice thereof from Buyer to Seller, or if Seller has breached any representation or warranty in this Contract, Seller will be in default and, in such event, Buyer as its SOLE and EXCLUSIVE remedy (whether at law or equity) may either (i) terminate this Contract and receive the Earnest Money and any interest earned thereon, thereby releasing the parties from any further obligations under this Contract except those which by their terms survive the Closing or the prior termination of this Contract, (ii) enforce specific performance of the terms and conditions of this Contract, or (iii) if the default by Seller is a breach of a warranty or representation hereunder, seek any and all other relief as may be provided by law and/or in equity; provided, however, Buyer acknowledges and agrees that Seller's liability under this subsection (iv) for a breach of representation or warranty regarding the physical condition of the Property (as set forth in items 2 (a) 1, 3, 4, 5 & 6 of Addendum V) shall be limited to a maximum of $500,000, in total, for all such claims. Seller and Buyer each hereby waives any and all rights, in equity or at law, other than those enumerated above, which it may otherwise have against the other in connection with any default hereunder. This provision of this Section shall survive the Closing or any earlier termination of this Contract, subject, however, to the limitations set forth in Section 8 of Addendum V hereto.

16. ATTORNEYS' FEES. If Buyer or Seller is a prevailing party in any legal proceeding brought under or with relation to this Contract or this transaction, such party will be entitled to recover from the non-prevailing parties all costs of such proceedings and reasonable attorneys' fees. The provisions of this Section will survive Closing.

17. WARRANTIES, REPRESENTATIONS, COVENANTS AND CONDITIONS. Seller and Buyer agree to the warranties, representations, covenants and conditions as set forth on ADDENDUM V attached hereto.


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18.  NOTICES. All notices will be in writing and effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to:

     If to Buyer:

     GSL Industrial Partners, L.P.
     5858 Westheimer, Suite 800
     Houston, Texas 77057
     Attn: Welcome W. Wilson, Sr.
     Telephone: (713) 788-0303
     Telecopy: (713) 952-7733

     If to Seller:

     Suntron GCO, LP
     2401 West Grandview Road
     Phoenix, AZ 85023
     Attn: Hargopal (Paul) Singh
     President and CEO
     T: 602.282.5066
     F: 602.282.5600
     Email: paul.singh@suntroncorp.com

     And to:

     Suntron GCO, LP
     1111 Gillingham Lane
     Sugar Land, TX 77478
     Attn.: Alan Mills
     Telephone: (832) 754-3200
     Facsimile: 281-243-5509
     Email: Alan.Mills@suntroncorp.com

     With a copy to:

     Boyar & Miller, P.C.
     4265 San Felipe, Suite 1200
     Houston, Texas 77027
     Attn: Timothy J. Heinrich, Esq.
     Telephone: (713) 850-7766
     Telecopy: (713) 552-1758

     With a copy to:

     Greenberg Traurig, LLP
     13155 Noel Road
     Dallas, TX 75240
     Attn: Pamela Stein, Esq.
     Telephone: 972-419-1307
     Facsimile: 972-628-4612
     E-mail: steinp@gtlaw.com

19.  AGREEMENT OF THE PARTIES.

     (a) This Contract will be binding on the parties, their heirs, executors, representatives, successors and assigns.

     (b) This Contract will be construed under and in accordance with laws of the State of Texas.

     (c) This Contract contains the entire agreement of the parties and cannot be changed except by written agreement.

     (d) If this Contract is executed in a number of identical counterparts, each counterpart is deemed an original and all counterparts will, collectively, constitute one agreement.


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     (e)  So long as the proposed assignee has a net worth at least equal to that of Buyer, Buyer may assign this Contract (i) to any Affiliate of Buyer without the prior consent of Seller and (ii) to any other person or entity only upon Seller's written approval, not to be unreasonably withheld. As used in this Contract, the term "Affiliate" shall mean any person or entity controlled by, controlling or under common control with Buyer. If Buyer assigns this Contract, Buyer will be relieved of any future liability under this Contract only if the assignee complies with the requirements of this paragraph 19 (e) and assumes in writing all obligations and liability of Buyer under this Contract, and any other assignment shall be void and of no effect. In addition, Buyer may assign this Contract to an Affiliate having a net worth less than that of Buyer so long as Buyer remains fully liable until Closing for performance of all obligations of Buyer under this Contract should such assignee be unable to perform any of such obligations before Closing.

     (f) Attachments that are part of this Contract are EXHIBIT "A", EXHIBIT "B", EXHIBIT "C", EXHIBIT "D", EXHIBIT "E", EXHIBIT "F", ADDENDUM I, ADDENDUM A-1, ADDENDUM II, ADDENDUM III, ADDENDUM IV, ADDENDUM V and ADDENDUM VI.

20. TIME. Time is of the essence in this Contract. Strict compliance with the times for performance stated in this Contract is required. Notwithstanding the foregoing, if the date for performance of any obligation or the giving of any notice falls on a Saturday, Sunday or legal holiday, then the performance of such obligations or the giving of such notice on the next following day that is not a Saturday, Sunday or legal holiday shall be deemed timely performance or timely giving of such notice. For purposes hereof, "legal holiday" means any holiday on which banks or post offices are generally closed for business in the county where the Property is located or the county where the notice address for either party is located.

21. CONSTRUCTION. This Contract (including attachments thereto) is a negotiated agreement and any documents delivered pursuant hereto will be construed without regard to the identity of the persons who drafted the various provisions thereof. Every provision of this Contract and such other documents shall be construed as though all parties participated equally in the drafting thereof. Any legal rule of construction that a document is to be construed against the drafting party shall not be applicable and is expressly waived.

22. USE OF FACSIMILE MACHINE. For the purpose of negotiating and finalizing this Contract, any signed document transmitted by fax machine shall be treated in every respect as an original document. The signature of any party on such document transmitted by fax machine shall be considered for these purposes to be an original signature.

23. EFFECTIVE DATE. The "EFFECTIVE DATE" of this Contract for the purpose of performance of all obligations shall be the date this fully-executed Contract is receipted for by the Escrow Agent.

24. CONFIDENTIALITY. Except as hereinafter permitted, Seller and Buyer each expressly acknowledge and agree that prior to Closing, the transactions contemplated by this Contract and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, shareholders, brokers, lenders and consultants, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Except as expressly provided in this Contract, Buyer further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Buyer in connection with the Property will not be disclosed by Buyer to any third persons without the prior written consent of Seller. Nothing contained in this Section will preclude or limit either party to this Contract from issuing a press release or making other disclosures with respect to any information otherwise deemed confidential under this Section (a) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction, (b) required by law or (c) required by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, including without limitation in any filings required by any governmental authorities. In determining whether a disclosure contemplated in the preceding sentence is required by law or by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, the disclosing party is entitled to rely upon the written advice of counsel. The obligations of Buyer and Seller under this Section shall survive any termination of this Contract.

25.  CERTAIN REQUIRED NOTICES.

     (a) Notice Regarding Possible Liability For Additional Taxes. If for the current ad valorem tax year the taxable value of the Property is determined by a special appraisal method that allows for appraisal of the Property at less than its market value, Buyer may not be allowed to qualify the Property for that special appraisal in a subsequent year and the Property may then be appraised at its full market value. In addition, the transfer of the Property or a subsequent change in the use of the Property may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the Property. The taxable value of the Property and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located. If Seller has claimed the benefit of laws permitting a special use valuation for the purpose of ad valorem taxes on the Property and if, after the Closing, Buyer changes the use of the Property from its present use and such change results in the assessment of additional taxes, then those additional taxes will be Buyer's obligation, notwithstanding that some or all of those additional taxes may relate back to the period prior to Closing. Buyer acknowledges that the Property has been subject to a ten year tax abatement and that such abatement expires in 2005.

     (b) Notice Regarding Possible Annexation. If any portion of the Property is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if any portion of the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, Buyer is advised to contact all municipalities located in the general proximity of the Property for further information.

     (c) Notice Regarding Underground Storage Tank. The underground storage tank(s), if any, which are located on the Property are presumed to be regulated by the Texas Commission on Environmental Quality and may be subject to certain registration and construction notification requirements found in 30 Texas Administrative Code, Chapter 334.

     (d) Texas Open Beaches Act Notice. The Property or a portion thereof is located in a county that borders the Gulf of Mexico. If the Property is in close proximity to beach fronting the Gulf of Mexico, Buyer is hereby advised that the public has acquired a right of use or easement to or over the area of any public beach by prescription, dedication, or presumption, or has retained a right by virtue of continuous right in the public since time immemorial, as recognized in law and custom.

          The extreme seaward boundary of natural vegetation that spreads continuously inland customarily marks the landward boundary of the public easement. If there is no clearly marked natural vegetation line, the landward boundary of the easement is as provided by Sections
          61.016 and 61.017, Natural Resources Code.

          Texas law prohibits any obstruction, barrier, restraint or interference with the use of the public easement, including the placement of structures seaward of the landward boundary of the easement. STRUCTURES ERECTED SEAWARD OF THE VEGETATION LINE (OR OTHER APPLICABLE EASEMENT BOUNDARY) OR THAT BECOME SEAWARD OF THE VEGETATION LINE AS A RESULT OF NATURAL PROCESSES ARE SUBJECT TO A LAWSUIT BY THE STATE OF TEXAS TO REMOVE THE STRUCTURES.

          Buyer is hereby notified that Buyer should seek the advice of an attorney or other qualified person before executing this Contract or instrument of conveyance as to the relevance of these statutes and facts to the value of the Property Buyer is hereby contracting to purchase.

     (e) Texas Real Estate License Act Notice. The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to a Texas Property or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer.

     (f) NOTICE REGARDING "ROLLBACK" TAXES. IF FOR THE CURRENT AD VALOREM TAX YEAR THE TAXABLE VALUE OF THE VACANT LAND THAT IS THE SUBJECT OF THIS CONTRACT IS DETERMINED BY A SPECIAL APPRAISAL METHOD THAT ALLOWS FOR APPRAISAL OF THE

          LAND AT LESS THAN ITS MARKET VALUE, THE PERSON TO WHOM THE LAND IS TRANSFERRED MAY NOT BE ALLOWED TO QUALIFY THE LAND FOR THAT SPECIAL APPRAISAL IN A SUBSEQUENT TAX YEAR AND THE LAND MAY THEN BE APPRAISED AT ITS FULL MARKET VALUE. IN ADDITION, THE TRANSFER OF THE LAND OR A SUBSEQUENT CHANGE IN THE USE OF THE LAND MAY RESULT IN THE IMPOSITION OF AN ADDITIONAL TAX PLUS INTEREST AS A PENALTY FOR THE TRANSFER OR THE CHANGE IN THE USE OF THE LAND. THE TAXABLE VALUE OF THE LAND AND THE APPLICABLE METHOD OF APPRAISAL FOR THE CURRENT TAX YEAR IS PUBLIC INFORMATION AND MAY BE OBTAINED FROM THE TAX APPRAISAL DISTRICT ESTABLISHED FOR THE COUNTY IN WHICH THE LAND IS LOCATED.

     (g) Municipal Utility District ("MUD") Notice. The Property is situated in utility or other statutorily created district providing water, sewer, drainage or flood control facilities and services. The Texas Water Code requires Seller to deliver and Buyer to sign and acknowledge, at the closing, the statutory notice in substantially the form attached hereto as ADDENDUM VI relating to the tax rate, bonded indebtedness or standby fee of the district prior to the final execution of this Contract. Such notice shall be recorded in the real property (deed) records of the county in which the Property is located.

     Buyer hereby acknowledges receipt of the foregoing notice at or before execution of this Contract.

26. REPURCHASE OPTION. Upon Closing, Buyer shall grant Seller the right and option (the "REPURCHASE OPTION"), to purchase that certain portion of the Property as depicted on EXHIBIT "E" attached hereto, of real property on the north side of the Property fronting Gillingham (the "OPTION PROPERTY"), for the lump sum of $100. In order to effectively exercise its Repurchase Option, Seller must, on or before the date that is nine (9) months after the Closing Date, (a) have, at Seller's sole cost and expense, take such action as may be required to plat the Option Property in accordance with all applicable legal requirements and in a manner reasonably acceptable to Buyer, and (b) have delivered to Buyer written notice of the exercise of the Repurchase Option (the "OPTION EXERCISE NOTICE"). Buyer agrees that Seller may commence such platting process prior to the Closing Date so long as Seller obtains Buyer's written consent with respect to all materials that are submitted to any to any municipal official or board for approval. The legal description of the Option Property set forth on the plat shall be deemed to replace the description of the Option Property as depicted on Exhibit E. The Closing of the Repurchase Option shall occur on the date that is thirty (30) days after the date of Buyer's receipt of the Option Exercise Notice. At the closing of the Repurchase Option, Buyer will pay the purchase price for the Option Property in full in cash and Buyer shall convey the Option Property to Seller free and clear of any liens, claims and encumbrances other than those existing as of the Closing Date and those set forth on the plat of the Option Property. Seller shall pay all costs related to the closing of the Repurchase Option.

27.  RIGHT OF FIRST OPPORTUNITY.

     (a) In the event Seller does not consummate the currently pending sale of that certain approximately 14.85 acre tract located adjacent to the Property and being more particularly described on EXHIBIT "F" attached hereto tract (the "ROFO PROPERTY"), but Seller thereafter desires to market the ROFO Property, Seller shall give Buyer the first right and option to purchase the ROFO Property. Seller shall initiate such option by delivering to Buyer a written summary of the price and other material terms and conditions on which the Seller intends to market the ROFO Property (the "ROFO NOTICE").

     (b) Buyer shall have the right to purchase the ROFO Property upon the terms set forth in the ROFO Notice. Buyer may exercise its right to acquire the ROFO Property by delivering written notice (an "ACCEPTANCE NOTICE") to Seller within fifteen (15) days after Buyer's receipt of the ROFO Notice (the "ACCEPTANCE DEADLINE"). If Seller receives an Acceptance Notice prior to the Acceptance Deadline, the closing of the sale of the ROFO Property from Seller to Buyer shall occur within forty-five (45) days after Seller's receipt of such Acceptance Notice.

     (c) If Seller fails to receive an Acceptance Notice prior to the Acceptance Deadline, then the Seller may proceed to market and convey the ROFO Property to any third party in substantial accordance with the terms described in the ROFO Notice. If Seller is unable to sell the ROFO Property to a third party on substantially the terms described in the ROFO Notice, and Seller remarkets the ROFO Property but decreases the purchase price by 15% or more, then the ROFO Property shall automatically again become subject to Buyer's right of first opportunity as described above.

28. DTPA WAIVER. BUYER HEREBY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE TEXAS DECEPTIVE TRADE PRACTICES AND CONSUMER PROTECTION ACT (SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. BUYER WARRANTS AND REPRESENTS TO SELLER THAT BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, THAT IT IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN SELECTION AND THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION, AND THAT IT VOLUNTARILY CONSENTS TO THIS WAIVER AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION.

                     [END OF PAGE - SIGNATURE PAGES FOLLOW]

     EXECUTED effective as of the Effective Date of this Contract.

SELLER:                                 BUYER:

SUNTRON GCO, LP,                        GSL INDUSTRIAL PARTNERS, L.P., a
Texas limited partnership               a Texas limited partnership

By: Rodnic LLC, a Texas limited         By: GSL Partners GP, LLC, a Texas
    liability company, its general          limited liability company, its
    partner                                 general partner


By: /s/ JAMES A. DORAN                      By: /s/ WELCOME W. WILSON, Sr.
    ---------------------------------       ------------------------------------
    James A. Doran,                         Welcome W. Wilson, Sr.,
    Chief Financial Officer                 Chairman and Chief
                                            Executive Officer

THREE FULLY-EXECUTED ORIGINALS OF CONTRACT RECEIVED THIS 27TH DAY
OF DECEMBER, 2005 (THE "EFFECTIVE DATE"):

CHICAGO TITLE INSURANCE COMPANY


By: /s/ PHYLLIS J. OCEAN
    ---------------------------------
Name: PHYLLIS J. OCEAN
      -------------------------------
Title: ESCROW OFFICER
       ------------------------------

EARNEST MONEY IN THE FORM OF BANK WIRE RECEIVED THIS 27TH
DAY OF DECEMBER, 2005:

CHICAGO TITLE INSURANCE COMPANY


By: /s/ PHYLLIS J. OCEAN
    ---------------------------------
Name: PHYLLIS J. OCEAN
      -------------------------------
Title: ESCROW OFFICER
       ------------------------------

SELLER REIMBURSEMENT DEPOSIT IN THE FORM OF BANK WIRE RECEIVED THIS 23RD DAY OF DECEMBER, 2005:

CHICAGO TITLE INSURANCE COMPANY


By: /s/ PHYLLIS J. OCEAN
    ---------------------------------
Name: PHYLLIS J. OCEAN
      -------------------------------
Title: ESCROW OFFICER
       ------------------------------

                                   ADDENDUM I

            OTHER PROPERTY AND RIGHTS INCLUDED IN THE TERM "PROPERTY"

The term "PROPERTY" shall include the following: (a) all buildings, improvements, fixtures and all property of every kind and character and description (personal or real) owned by Seller located on, attached to, or used in connection with the Property described on EXHIBIT "A"; (b) all rights, privileges and appurtenances pertaining thereto, including any right, title, and interest of Seller in and to adjacent streets, alleys, and right-of-way; (c) Seller's interest in and to all leases or rents and security deposits; (d) Seller's interest in and to all licenses and permits with respect to the Property described on EXHIBIT "A"; and (e) Seller's interest in all third party warranties or guaranties, if transferable, relating to the Property described on EXHIBIT "A" or to any tangible personal property and fixtures located on, attached to, or used in connection with the Property described on EXHIBIT "A", but expressly excluding from (d) and (e) above those licenses, permits, warranties and guaranties, if any, that are to be used by Seller in connection with Seller's on-going occupancy of the Property under the Lease and described on ADDENDUM 1-A hereto. The personal property to be conveyed by Seller to Buyer will include all tangible personal property and equipment which is either located on or used in connection with the operation, repair or maintenance of the Property described on EXHIBIT "A" including, but not limited to all: (i) gas and electric fixtures, systems, conduit and wiring; (ii) engines, boilers, elevators, escalators, incinerators, generators, motors, dynamos, battery rooms and batteries; (iii) heating, ventilating and air-conditioning systems, equipment, appurtenances; (iv) sinks, water closets, basins, pipes, faucets, and other plumbing fixtures, equipment and facilities; (v) fire prevention and extinguishing apparatus; (vi) central music and public address systems; (vii) burglar alarms, security systems and other security or alarm systems, wiring and equipment; (viii) built-in appliances and furniture, and other furnishings and decor items that are permanently attached to the building; (ix) shades, awnings, screens, blinds, drapes, curtains and other window coverings or treatments; (x) wall to wall carpets and other permanent floor coverings; (xi) lawn care and landscaping care and maintenance equipment and tools; and (xii) other equipment, spare parts, tools, materials and supplies for the use, operation, maintenance and/or repair of the Property described on EXHIBIT "A" or any of the personal property described in this ADDENDUM I, or both. Notwithstanding the foregoing, even though they may be nominally "attached" to the buildings, structures or other improvements located on the Property, those items described on ADDENDUM 1-A hereto are not deemed part of the Property and may be retained by Seller.


                                     ADD 1-1

                                  ADDENDUM 1-A

        LIST OF SELLER-RETAINED LICENSES, PERMITS, WARRANTIES, GUARANTIES
                         AND ATTACHED PERSONAL PROPERTY

     1. All furniture, pictures, paintings, plants and other furnishings and decor.

     2. All computer, networking and communication equipment, including telephone and voicemail systems.

     3. All office equipment, including copiers, scanners, printers, document shredders and mail processing equipment.

     4. All production/manufacturing equipment, including air compressors, compressed air dryers and tanks, process water chillers, cooling towers and filtration systems, and nitrogen tanks and delivery systems that are used in manufacturing, processing or similar capacities, but excluding any equipment forming a part of the basic building operating systems, including the HVAC system.

     5.   Leased security, access control and CCTV system.


                                    ADD I-A-1

                                   ADDENDUM II

                              COMMITMENT AND SURVEY

1. COMMITMENT. Buyer will have fifteen (15) days after receipt of the Commitment and legible or best available copies of all documents evidencing title exceptions required by this Contract to object in writing to matters disclosed in the Commitment other than the standard printed exceptions as described or limited in Section 6 of the Contract. Buyer's failure to object under this paragraph within the time allowed will constitute a waiver of Buyer's right to object, except that the requirements in Schedule C of the Commitment will not be deemed to have been waived. If objections hereunder are made by Buyer or any third party lender of Buyer within the time allowed, Seller shall notify Buyer within five (5) days of receipt of such objections as to whether Seller intends to cure such objections, in which event Seller shall have fifteen (15) days after the date of such notice to Buyer to cure such objections. If Seller has not notified Buyer within five (5) days of receipt of Buyer's objections under this paragraph of its intent to cure such objections or if Seller elects not to cure all of such objections, Buyer shall have only the right, by giving notice thereof to Seller within ten (10) days of the expiration of Seller's reply period or receipt of Seller's election not to cure Buyer's objections, (a) to terminate this Contract and receive the return of the Earnest Money and any interest earned thereon, thereby relieving the parties from any further obligations under this Contract except those which by their terms survive this Closing or the prior termination of this Contract, or (b) to waive such objections under this paragraph and proceed to Closing without any abatement or reduction of the Sales Price. In the event Buyer does not give such election notice within said ten (10) day period, Buyer shall be deemed to have elected option (b) above. Should Seller elect to cure Buyer's objections and fail to do so within the time allowed hereunder, Buyer may elect to extend the Closing Date as necessary to allow Seller to cure such objections, or to terminate this Contract, or to waive such objections and proceed to Closing under the provisions as stated herein.

2. SURVEY. The Survey required or permitted by Section 7 of the Contract shall be made by a Texas Registered Professional Land Surveyor acceptable to the Title Company, Buyer and any lender of Buyer. The Survey shall: (i) identify the Property by metes and bounds or platted lot description; (ii) show that the Survey was made and staked on the ground with corners permanently marked; (iii) set forth the dimensions and total area of the Property; (iv) show the location of all improvements, highways, streets, roads, railroads, rivers, creeks, or other waterways, fences, easements, and rights of way on the Property with all easements and rights of way referenced to their recording information; (v) show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying within the 100-year floodplain as shown on the current Federal Emergency Management Agency map; and (vi) contain the surveyor's certificate in the form attached hereto as EXHIBIT "B". Buyer may within fifteen (15) days after Buyer's receipt of the Survey (but in no event later than the expiration of the Inspection Period) object in writing to any matter relating to the Survey. Buyer's failure to object under this paragraph within the time allowed will constitute a waiver of Buyer's right to object to Survey matters. If objections hereunder are made by Buyer, or any third party lender of Buyer within the time allowed, such objections shall be dealt with in accordance with the


                                    ADD II-1
     provisions of paragraph 1 above, and the Closing Date may be extended if necessary to provide for the time periods described in such paragraph.


                                    ADD II-2

                                  ADDENDUM III

                       INSPECTIONS AND SELLER INFORMATION

3. INSPECTIONS. Buyer's Inspections under Section 8 of the Contract may include, but are not limited to the following: (i) physical property inspections including, but not limited to, structural pest control, mechanical, structural, electrical, or plumbing inspections; (ii) economic feasibility studies; (iii) any type of environmental assessment or engineering study including the performance of tests such as soils tests, air sampling, or paint sampling; and (iv) compliance inspections to determine compliance with zoning ordinances, restrictions, building codes, and statutes (e.g., ADA, OSHA, and others).

4. SELLER INFORMATION. Within ten (10) days after the Effective Date, Seller will deliver to Buyer the items described below to the extent that the items are in Seller's possession or are readily available to Seller (collectively, the "DUE DILIGENCE MATERIALS"):

     (a) copies of all leases pertaining to the Property, including any modifications, supplements, or amendments to the leases;

     (b) a current inventory of all tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property;

     (c) copies of all service, maintenance and management agreements relating to the ownership and operation of the Property other than instruments of record;

     (d) an itemized list of major capital expenditures undertaken in the last two years, together with a schedule of capital improvements planned for the current year, and the progress of such improvements to date;

     (e) copies of monthly income and expense statements for the Property for the years 2003, 2004, and the most recent year to date 2005;

     (f) copies of all warranties and guaranties relating to the Property, or any part thereof, or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property;

     (g) copies of easements, deed restrictions, side letters, and any other documents now encumbering the Property or that will encumber the Property in the future and that are not recorded in the public records;

     (h) copies of all leasing or other commission agreements with respect to the Property that are being assumed by Buyer;

     (i)  a copy of the "as-built" plans and specifications of the Property;

     (j) copies of the most recent property tax statements and value renditions regarding the Property for the years 2003, 2004, and if available, the statement of taxes to be paid in 2005;


                                    ADD III-1

     (k) copies of all governmental licenses, certificates, permits and approvals pertaining to the Property and satisfactory evidence of compliance with all zoning, subdivision, and other governmental requirements, conditions and agreements;

     (l)  copy of the current Certificate(s) of Occupancy for the Property; and

     (m) copies of all previous title policies, surveys, site plans, appraisals, environmental assessments, studies, or analyses, and soil, engineering or wetlands reports, affecting the Property in Seller's possession.

     EXCEPT AS TO THE ITEMS DESCRIBED IN SUBPARAGRAPHS (a), (b), (c) AND (d) ABOVE (WHICH SELLER WARRANTS WILL BE TRUE, ACCURATE AND COMPLETE), BUYER HEREBY ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE FOREGOING ITEMS OR THE SOURCES THEREOF. EXCEPT AS TO THE ITEMS DESCRIBED IN SUBPARAGRAPHS (a), (b),
(c) AND (d) ABOVE (WHICH SELLER WARRANTS WILL BE TRUE, ACCURATE AND COMPLETE), SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE FOREGOING ITEMS AND IS PROVIDING THE FOREGOING ITEMS SOLELY AS AN ACCOMMODATION TO BUYER.


                                    ADD III-2

                                   ADDENDUM IV

                                  CLOSING ITEMS

1. At Closing, Seller will deliver to Buyer, at Seller's expense, the items described below:

     (a)  tax statements showing no delinquent taxes on the Property;

     (b) Special Warranty Deed conveying good and indefeasible title to the Property showing no additional exceptions to those permitted in Sections 6 and 7 of the Contract or in ADDENDUM II;

     (c) a Bill of Sale with warranties of title conveying title, free and clear of all liens and security interests, to any personal property defined as part of the Property in ADDENDUM I and conveyed by this Contract;

     (d) to the extent assignable, an assignment to Buyer of the following items as they relate to the Property or its operations: (i) licenses and permits, (ii) maintenance, management and other contracts, and
          (iii) warranties and guaranties.

     (e) any notices, statements, certificates or other documents required by the Contract or law necessary to convey the Property, all of which must be completed and executed by Seller as necessary;

     (f) a Reaffirmation Certificate as described in Paragraph 3 of ADDENDUM V to this Contract;

     (g) evidence that the person executing this Contract and the Closing documents is authorized to bind Seller;

     (h) a copy of the current Certificate(s) of Occupancy covering the improvements located on the Property;

     (i)  the Lease and Existing Mortgagee SNDA Agreement;

     (j)  an amount equal to the first month's rent under the Lease; and

     (k) the notices required to be executed by Seller pursuant to Section 25 of this Contract.

2. At Closing, Buyer will deliver to Seller, at Buyer's expense, the items described below:

     (a)  the Purchase Price, subject to adjustment as may be set forth herein;

     (b) evidence that the person executing this Contract and the Closing documents is authorized to bind Buyer;


                                    ADD IV-1

     (c) any notices, statements, certificates or other documents required by the Contract or law necessary to accept conveyance of the Property, all of which must be completed and executed by Buyer as necessary;

     (d)  the Lease and Existing Mortgagee SNDA Agreement; and

     (e) the notices required to be executed by Buyer pursuant to Section 25 of this Contract.


                                    ADD IV-2

                                   ADDENDUM V

              WARRANTIES, REPRESENTATIONS, COVENANTS AND CONDITIONS

1. LIMITATIONS ON SELLER'S WARRANTIES AND REPRESENTATIONS. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (I) EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY CLOSING DOCUMENT REQUIRED HEREBY, SELLER IS TRANSFERRING THE PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS" AND (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH HEREIN, OR IN ANY CLOSING DOCUMENT REQUIRED HEREBY, NEITHER SELLER NOR ANY OTHER PERSON IS MAKING, AND BUYER IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING ANY OF THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO BUYER BY SELLER OR ANY OTHER PERSON OR OTHERWISE OBTAINED BY BUYER CONCERNING ANY OF THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY REPRESENTATIONS OR WARRANTIES RELATING TO: (A) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY OR PHYSICAL CONDITION OF ANY OF THE PROPERTY OR ANY ASPECT OR PORTION THEREOF, INCLUDING STRUCTURAL ELEMENTS OF ANY BUILDINGS OR IMPROVEMENTS, ACCESS, SEWAGE, WATER AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, SOILS, GEOLOGY, SURFACE WATER, GROUNDWATER OR ACCESS TO OR VALUE, VOLUME OR QUALITY OF TIMBER; (B) THE MAGNITUDE OR DIMENSIONS OF THE PROPERTY; (C) THE DEVELOPMENT OR INCOME POTENTIAL, OR RIGHTS OF OR RELATING TO, THE PROPERTY, OR THE FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (D) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR THE EXISTENCE OF ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF THE PROPERTY; (E) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL AUTHORITY OR OF ANY OTHER PERSON; OR (F) THE ABILITY OF BUYER TO OBTAIN ANY NECESSARY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS FOR THE USE OR DEVELOPMENT OF THE PROPERTY. BUYER HEREBY FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE INSPECTION PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER


                                     ADD V-1

     TO EVALUATE THE PURCHASE OF THE PROPERTY AND THAT BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER. IN ADDITION, BUYER ACKNOWLEDGES AND AGREES THAT NO PROPERTY (REAL, PERSONAL OR OTHERWISE) OWNED BY ANY TENANT OR ANY OTHER PERSON IS INTENDED TO BE CONVEYED HEREUNDER UNLESS THAT PROPERTY IS DESCRIBED AND PURPORTED TO BE CONVEYED UNDER THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS PARAGRAPH WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS CONTRACT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED CONVEYING THE PROPERTY AS FULLY AS IF SET FORTH AT LENGTH THEREIN. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 1 TO THE CONTRARY, NOTHING HEREIN IS INTENDED, OR SHALL BE CONSTRUED, TO LIMIT SELLER'S LIABILITY OR OBLIGATION, OR BUYER'S RIGHTS OR REMEDIES, UNDER PARAGRAPH 5 OF THIS ADDENDUM V.

     NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 1 TO THE CONTRARY, NOTHING HEREIN IS INTENDED, OR SHALL BE CONSTRUED, TO LIMIT SELLER'S LIABILITY OR OBLIGATION, OR BUYER'S RIGHTS OR REMEDIES, UNDER PARAGRAPH 5 OF THIS ADDENDUM V.

2. SELLER'S WARRANTIES AND REPRESENTATIONS. As used herein, the phrase "actual knowledge of Seller" or "Seller's knowledge" or similar phrases shall mean the actual knowledge of Alan Mills, without duty of inquiry and exclusive of any implied knowledge.

     (a) Seller represents and warrants that Seller has not received written notice of and has no actual knowledge of any of the following, except as may be described otherwise in this Contract:

          (1) any Material Physical Defect to the Property; provided that as used herein, the term "Material Physical Defect" shall mean any structural condition of the Property that would prevent the Property from continuing to be used in substantially the same manner as the Property is being used on the Effective Date of this Contract, and Buyer agrees that Seller is not warranting the condition of HVAC system components or other mechanical or utility systems or any components thereof that are subject to deterioration and wear and tear, Buyer having had an opportunity inspect all such systems and determine the condition thereof;

          (2) any pending or threatened litigation, condemnation, or assessment affecting the Property;


                                     ADD V-2

          (3) any fact or condition regarding the physical utility of the Property that would prevent the continued use or operation of the Property in the manner of its present use and operation;

          (4) with the exception of those items listed on EXHIBIT "D", any Hazardous Materials being located on the Property or having been disposed of or released from the Property into or onto other property);

          (5) with the exception of those items listed on EXHIBIT "D", any use by Seller of the Property for the storage of Hazardous Materials, other than Permitted Materials as defined in the Lease, or for the disposal of Hazardous Materials, or as a dump site or landfill, or whether the Property contains or has previously contained any underground tanks or containers; and

          (6) with the exception of those items listed on EXHIBIT "D", whether radon, asbestos insulation or fireproofing, urea-formaldehyde foam insulation, lead-based paint or other pollutants or contaminates of any nature now exist or have ever existed on the Property.

     (b) Further, Seller warrants and represents to Seller's actual knowledge to Buyer as follows:

          (i) Seller has not received any written notice or request from any insurance company or board of fire underwriters (or any organization exercising functions similar thereto) requesting the performance of any work or alterations with respect to the Property, except those as to which Seller has completed remedial action which has been formally accepted as sufficient by such authority or insurer.

          (ii) Seller has not received written notice that any restrictive covenants, zoning or other ordinances, rules, statutes or governmental laws or regulations are being violated by the current use or operation of the Property or that the Property lacks any permits required for its present use and occupancy.

          (iii) There are no service or maintenance contracts which are not terminable by Seller without penalty after no more than thirty
               (30) days' notice.

          (iv) Seller is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation and is duly qualified and has all requisite power and authority to own and operate the Property and to enter into and perform this Contract; this Contract has been duly authorized by all requisite action and is enforceable against Seller in accordance with its terms; and neither the execution and delivery of this Contract nor the consummation of the sale provided for herein will constitute a violation or breach by Seller of any provision of any


                                     ADD V-3
               agreement or other instrument to which Seller is a party or to which the Seller may be subject although not a party, or will result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Seller or the Property.

3. CERTAIN SPECIFIC COVENANTS OF SELLER. Seller further covenants and agrees with Buyer as follows, Seller's compliance with which covenants shall be a condition precedent to Buyer's obligation to proceed to Closing under this Contract, provided, however, that if such conditions are not satisfied prior to the Closing Date, Buyer shall have only the rights and remedies set forth in Section 15 of this Contract:

     (a) Performance of Obligations. Through the Closing Date or earlier termination of this Contract, Seller shall not default in performance of Seller's obligations under any service contracts or other agreements affecting the Property, including, without limitation any loans secured by liens against the Property, and Seller shall not make, or permit to be made, any change or modification to any such agreement that will be binding on the Property after the Closing without the prior written approval of Buyer.

     (b) Encumbrances; Alterations; Change. Through the Closing Date or the earlier termination of this Contract, Seller shall not, without the prior written consent of Buyer except as otherwise required or permitted under the terms of this Contract: (i) plat, restrict or encumber, or permit to be platted, restricted or encumbered any portion of the Property, except as provided in Section 26 with regard to the Option Property; (ii) grant any licenses, easements or other uses affecting any portion of the Property; (iii) cause or permit any mechanic's or materialman's lien to attach to any portion of the Property that will not be removed at or prior to Closing; (iv) place or permit to be placed on, or remove or permit to be removed from, the Property any buildings, structures, landscaping or other improvements of any kind except in connection with normal upkeep of the buildings and landscaping; (v) excavate or permit the excavation of the Property; (vi) contaminate or cause or permit the Property or any part thereof to be contaminated with any Hazardous Substance; or (vii) remove, destroy or sell, or allow to be removed, destroyed or sold, any portion of the Property except such portions of the Property disposed of and contemporaneously replaced with an item of equivalent value and function (but in any event in operating or functional condition) as a result of obsolescence of the replaced item.

     (c) Operations. Seller shall operate, or cause to be operated, the Property in a good and businesslike manner until the Closing, and make, or cause to be made, repairs and replacements that would typically be made in the ordinary course of such business.

     (d) Insurance. The amount and type of insurance policies carried by Seller covering the Property shall not be changed, cancelled or allowed to expire prior to the Closing unless replaced with policies of equivalent value.


                                     ADD V-4

     (e) Zoning Matters. Seller agrees to use reasonable efforts to cooperate with Buyer in Buyer's attempts to obtain such zoning, platting and development approvals as may be necessary or desirable, in Buyer's sole and absolute discretion, so long as Seller is able to continue Seller's use of the Property under the Lease.

4. ADDITIONAL CONDITIONS TO CLOSING. Notwithstanding anything to the contrary contained in the Contract, the following shall be conditions precedent to Buyer's obligations under this Contract:

     (a) Covenants of Seller. All covenants and obligations of Seller due to be performed prior to Closing shall have been fully performed (unless expressly waived in writing by Buyer).

     (b) Representations and Warranties. All of Seller's representations and warranties shall be true and correct as of Closing, and shall be reaffirmed by Seller at Closing by executing and delivering to Buyer a certificate (the "REAFFIRMATION CERTIFICATE") whereby the Seller reaffirms Seller's representations and warranties in this Addendum as of the Closing Date.

     (c) Property Condition. Except for changes consented to by Buyer in writing, and ordinary wear and tear, and subject to the provisions of
          Section 14 of this Contract, the Property shall be in the same condition on the Closing Date as it was on the Effective Date (excluding conditions that are the Buyer's responsibility under any other provision of this Contract)

     (d) Permitted Use. The use of the Property as an industrial facility/warehouse shall be permitted by applicable laws and regulations, and all permits and approvals therefor, shall be in full force and effect. Further, Seller shall provide to Buyer a copy of Certificates of Occupancy in Seller's possession covering the improvements located on the Property and evidence that the applicable zoning ordinance permits the industrial/warehouse use of the Property.

     (e) Zoning, Platting and Development Approvals. Prior to Closing, Buyer shall have obtained all of its final zoning, platting and development approvals from applicable governmental agencies and other parties as may be necessary or desirable, in Buyer's sole and absolute discretion, for the use and development intended by Buyer for the Property. Seller agrees to use reasonable efforts to cooperate with Buyer in Buyer's attempts to obtain such zoning, platting and development approvals.

     (f) Mineral Leases or Interests; No Outstanding Surface Rights. No person (other than Seller prior to the Closing and only Buyer immediately following Closing) who owns, leases or otherwise has any rights with respect to oil, gas or other minerals (subsurface or otherwise) in, on or under the Property shall have any surface rights with respect to the Property, including, without limitation, any right (i) to use or occupy any portion of the surface of the Property; (ii) to conduct drilling, prospecting, mining or other operations upon the surface of the Property;


                                     ADD V-5

          (iii) to construct pipelines, other structures or other facilities upon the surface of the Property; or (iv) to damage the surface of or the improvements on the Property unless such rights have been approved by Buyer in connection with Buyer's review of title matters.

5.   ENVIRONMENTAL INDEMNITY.

     (a) Notwithstanding anything in the Contract to the contrary, Seller will indemnify, defend and hold harmless Buyer from and against, and reimburse Buyer on demand for, any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, costs and expense (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable (all of the foregoing, collectively, "CLAIMS"), which may be imposed upon, asserted against or incurred or paid by Buyer at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of (i) any Hazardous Materials Contamination which arose or occurred before Closing and that was caused or contributed to by Seller (or any affiliate of Seller) during Seller's (or such Seller-affiliate's) ownership of the Property, or (ii) any violation of any representation or warranty of Seller in this Contract pertaining to Hazardous Materials.

     (b) Notwithstanding anything in the Contract to the contrary, and except as otherwise provided in the Lease, Buyer will indemnify, defend and hold harmless Seller from and against, and reimburse Seller on demand for, any and all Claims which may be imposed upon, asserted against or incurred or paid by Seller at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of (i) any Hazardous Materials Contamination which arose or occurred after Closing and that was caused or contributed to by Buyer (or any affiliate of Buyer) during Buyer's (or such Buyer-affiliate's) ownership of the Property, or (ii) any violation of any representation or warranty of Buyer in this Contract pertaining to Hazardous Materials.

     (c)  The provisions of this Paragraph 5 survive Closing.

     (d) "HAZARDOUS MATERIALS" shall mean (a) any "hazardous waste" or "regulated substance" as defined by the Resource Conservation and Recovery Act of 1976, and regulations promulgated thereunder, both as amended from time to time; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and regulations promulgated thereunder, both as amended from time to time; (c) any "toxic substance" as defined by the Toxic Substances Control Act, and regulations promulgated thereunder, both as amended from time to time; (d) any "waste" as defined by the Texas Water Quality Control Act, and regulations promulgated

                                     ADD V-6
          thereunder, both as amended from time to time; (e) any "solid waste" as defined by the Texas Solid Waste Disposal Act, and regulations promulgated thereunder, both as amended from time to time; (f) any "air contaminant" as defined by the Texas Clean Air Act, and regulations promulgated thereunder, both as amended from time to time;
          (g) any "hazardous substance" as defined by the Texas Hazardous Substances Spill Prevention and Control Act, and regulations promulgated thereunder, both as amended from time to time; (h) any "toxic chemical" as defined by the Texas Toxic Chemical Release Reporting Act, and regulations promulgated thereunder, both as amended from time to time; (i) any "regulated asbestos-containing material" as defined in the National Emission Standard for Asbestos, as amended from time to time; (j) polychlorinated biphenyls ("PCBS") as defined in 40 C.F.R. Part 761, as amended from time to time; (k) underground storage tanks, whether active, inactive, empty, filled or partially filled with any substance, (l) any substance the presence and quantity of which on the Property is prohibited by any Governmental Requirements; and (m) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, transportation, treatment, processing, management or disposal.

     (e) "HAZARDOUS MATERIALS CONTAMINATION" shall mean the contamination of the improvements, facilities, soil, surface water, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, surface water, groundwater, air or other elements on or of any other property as a result of Hazardous Materials emanating from the Property.

     (f)  IT IS UNDERSTOOD AND AGREED THAT THE INDEMNITIES DESCRIBED IN THIS
          SECTION 5 INCLUDE INDEMNIFICATION BY BUYER FOR THE ORDINARY NEGLIGENCE OF SELLER, AND THE INDEMNIFICATION BY SELLER FOR THE ORDINARY NEGLIGENCE OF BUYER.

6. FEDERAL TAX REQUIREMENT. If Seller is a "foreign person", as defined by applicable law, or if Seller fails to deliver an affidavit that Seller is not a "foreign person", then Buyer will withhold from the sales proceeds at Closing an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service, together with appropriate tax forms. Internal Revenue Service regulations require filing written reports is cash in excess of specified amounts is received in the transaction.

7. BUYER'S WARRANTIES AND REPRESENTATIONS. Buyer warrants and represents to Seller that Buyer is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation and is duly qualified and has all requisite power and authority to enter into and perform this Contract; this Contract has been duly authorized by all requisite action and is enforceable against Buyer in accordance with its terms; and neither the execution and delivery of this Contract nor the consummation of the sale provided for herein will constitute a violation or breach by Buyer of any provision of any agreement or other instrument to which Buyer is a party or to which the Buyer may be


                                     ADD V-7
     subject although not a party, or will result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Buyer.

8. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties contained herein shall survive and be enforceable after the Closing and shall not be merged into the deed or any other documents executed at Closing, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone acting on behalf of any party hereto (except as a waiver may be evidenced in writing signed by the waiving party or a waiver is deemed to have occurred by the express provisions of this Contract); provided, however, notwithstanding any provision of this Contract seemingly to the contrary, Seller and Buyer each agree that any action, suit or proceeding brought by either party against the other, if not commenced and served on or before the end of the time periods set forth below, thereafter shall be void and of no force or effect:

          (a) with respect to the representations and warranties of Seller set forth in subsections 1, 3, 4, 5, & 6 of Section 2 (a) of Addendum V, on or before the date which is six (6) months after the date of Closing, and

          (b) with respect to all other representations and warranties set forth in this Contract, on or before the date which is twelve (12) months after the date of Closing.


                                     ADD V-8

                                   ADDENDUM VI

                   NOTICE OF SPECIAL TAXING AUTHORITY DISTRICT

                                 ("MUD NOTICE")

     The real property, described below, that you are about to purchase is located in the __________ District. The district has taxing authority separate from any other taxing authority and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of January 1, 2005, the rate of taxes levied by the district on real property located in the district is $__________ on each $100 of assessed valuation.

     If the district has not yet levied taxes, the most recent projected rate of tax, as of this date, is $__________ on each $100 of assessed valuation. The total amount of bonds, excluding refunding bonds and any bonds or any portion of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by the voters and which have been or may, at this date, be issued is $__________, and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the district and payable in whole or in part from property taxes is $__________.

     The district has the authority to adopt and impose a standby fee on property in the district that has water, sanitary sewer, or drainage facilities and services available but not connected and which does not have a house, building, or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The district may exercise the authority without holding an election on the matter. As of this date, the most recent amount of the standby fee is $__________. An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the district stating the amount, if any, of unpaid standby fees on a tract of property in the district.

     The district is located in whole or in part within the corporate boundaries of the City of Sugar Land. The taxpayers of the district are subject to the taxes imposed by the municipality and by the district until the district is dissolved. By law, a district located within the corporate boundaries of a municipality may be dissolved by municipal ordinance without the consent of the district or the voters of the district.


                                    ADD VI-1

     The purpose of this district is to provide water, sewer, drainage, or flood control facilities and services within the district through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the district. The legal description of the property you are acquiring is as follows or as attached hereto:
     ___________________________________________________________________________

-------------------------------------
(Date)


-------------------------------------
Signature of Seller

     BUYER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. BUYER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

     The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

-------------------------------------
(Date)


-------------------------------------
Signature of Buyer

     (Note: Correct district name, tax rate, bond amounts, and legal description are to be placed in the appropriate space. Except for notices included as an addendum or paragraph of a purchase contract, the notice shall be executed by the seller and purchaser, as indicated. If the district does not propose to provide one or more of the specified facilities and services, the appropriate purpose may be eliminated. If the district has not yet levied taxes, a statement of the district's most recent projected rate of tax is to be placed in the appropriate space. If the district does not have approval from the commission to adopt and impose a standby fee, the second paragraph of the notice may be deleted.)


                                    ADD VI-2

                                   EXHIBIT "A"

                             DESCRIPTION OF PROPERTY

     Seller and Buyer acknowledge that the description on the page(s) attached hereto technically may be, or is, legally insufficient for the purposes of supporting an action to enforce the purchase and sale of the Property. As such, Seller and Buyer confirm unto one another that, notwithstanding the insufficiency, the parties desire to proceed with the execution of the Contract to which this EXHIBIT "A" is attached. Therefore, since the parties are desirous of executing the Contract and in order to provide for the right of Seller or Buyer to demand and successfully enforce the terms thereof and to ensure that such right is not precluded due to the legal description of the Property, Seller and Buyer agree that (i) they are experienced in transactions of the nature provided for in this transaction, (ii) in fact, they specifically are familiar with the location of the Property, (iii) each party waives any and all claims of an insufficient legal description in a cause of action for enforcement hereof, and (iv) the metes and bound description of the Property prepared in connection with the Survey shall become the legal description of the Property.

                                   EXHIBIT "B"

                     REQUIRED FORM OF SURVEYOR'S CERTIFICATE

     Surveyor's Certification: I hereby certify to ____________________________ ("Purchaser"), __________________ ("Lender"), and Chicago Title Insurance Company, and all other interested parties, as follows:

     1. On the ________ day of __________, 20__, this survey was made by me (or under my direct supervision) on the ground as per the field notes shown on this survey and is true, correct and accurate as to the boundaries and areas of the subject Property and the size, location and type of buildings and improvements thereon, if any, and as to the other matters shown thereon.

     2. The area or quantity of the subject Property as set forth in this survey is accurate to the nearest _____________________.

     3. This survey conforms to the Texas Surveyor's Association Standards and Specifications for a Category 1A, Condition II Survey.

     4. This survey correctly shows (among the other matters required to be shown by the standards described in Paragraph 3 hereof) the location of the following matters affecting the subject Property, whether or not located on the subject Property: all recorded easements and rights-of-way; all signs, fences, power lines and power poles, railroad tracks, party walls, foundations, and other improvements; all building set-back lines and other areas restricted for building purposes under any apparently applicable private restrictive covenant; all lakes, ponds, streams and areas that appear to be permanently inundated, whether or not navigable; all areas that appear to be swamp, marsh, bog or regularly and substantially saturated in surveyor's best judgment (provided that Surveyor does not certify whether such areas or any other portions of the Property comprise "wetlands" under applicable federal laws); all above-ground and underground telephone or power lines, oil or gas pipelines, utility lines, power lines and power poles including those which serve, or which may serve, the subject Property (provided that pipelines and utility lines off the property are shown only to the extent located in immediately adjacent rights-of-way or within fifty feet of any boundary of the Property not fronting on a right-of-way); all encroachments visible on the ground or of record; all visible or apparent easements (including paths, dirt or gravel roads, and other man-made surface features); all areas that appear to be or be affected by sinkholes and other areas of excavation; all ditches that appear to be natural drainage courses; all matters set forth in that certain commitment for owner's policy of title insurance dated ______________, 20__, issued by ______________________ Title
Company, G.F. No. _____________; and all matters of which I have knowledge or have been advised, whether or not of record, and, except as shown hereon, no such matters affect the subject Property. All matters shown on this survey that are created or affected by an instrument of record contain a reference to the specific recording information under which such instrument has been filed for public record.

     5. Encroachments as used herein include encroachments or protrusions onto the subject Property by improvements on adjacent property, rights-of-way or easements and encroachments and protrusions onto adjacent property, rights-of-way, easements or building set-backs by any improvements on the subject Property and any conflicts or overlaps of the metes and bounds calls of the subject Property and those of adjacent property, easements or rights-of-way.

     6. The subject Property has unrestricted ingress and egress to and from ______________________, _____________________ and ___________________, and such streets are paved, dedicated public right-of-ways maintained by the ___________.

     7. No part of the subject Property lies within any flood hazard zone or 100-year flood plain or in an identified "flood prone area" or which is subject to "special flood hazard," as defined by the U. S. Department of Housing and Urban Development, pursuant to the Flood Disaster Act of 1973, as amended, except as indicated hereon. Surveyor has no actual knowledge (without independent inquiry or investigation) that any part of the Property is affected by any fault zone as established by the U.S. Geological Service.


DATED:                  , 20
       -----------------    --          ----------------------------------------
                                        Registered Public Surveyor
(SEAL)                                  Surveyor Number: _________

                                   EXHIBIT "C"

                                  FORM OF LEASE

                                   EXHIBIT "D"

                            ENVIRONMENTAL DISCLOSURES

                           None, unless listed below:

     See list of Hazardous Materials used by Seller at the Property attached hereto as Exhibit "D-1".

                                   EXHIBIT "E"

                           DESCRIPTION OF OPTION TRACT

                                   EXHIBIT "F"

                 DESCRIPTION OF RIGHT OF FIRST OPPORTUNITY TRACT

COMMERCIAL RESERVE "B"

TRACT 131 OF SUGAR LAND BUSINESS PARK

SLIDE NO. 1356B F.B.C.P.R.

BROWN AND BELKNAP LEAGUE, A-15

FORT BEND COUNTY, TEXAS


                                       F-1